Exhibit 10.1

FORFEITURE AGREEMENT

This FORFEITURE AGREEMENT (this “Agreement”), dated as of February 15, 2022, is made by and between Signal Hill Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and Signal Hill Acquisition Corp., a Delaware corporation (the “Company”). The Sponsor and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, in connection with the consummation of the initial public offering of the Company’s units, the Company has entered into subscription agreements (the “Subscription Agreements”) with 272 Capital Master Fund Ltd. and Equitec Proprietary Markets, LLC (each an “Initial Stockholder” and together, the “Initial Stockholders”), pursuant to which, among other things and subject to the terms and conditions therein, the Initial Stockholders have agreed to purchase, and the Company has agreed to issue to the Initial Stockholders (the “Initial Stockholder Issuance”), an aggregate of 625,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Shares”) prior to the closing of the Company’s initial public offering (the “Initial Public Offering”); and

WHEREAS, in order to maintain the present and correct number of issued and outstanding shares of Class B Common Stock, the Sponsor desires to surrender and forfeit an aggregate of 625,000 shares of Class B Common Stock to the Company for no consideration;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Sponsor Forfeiture. The Sponsor hereby agrees that, to the extent that the conditions as set forth in the Subscription Agreements have been satisfied, then simultaneous with the closing of the Initial Public Offering, the Sponsor shall surrender and forfeit to the Company for no consideration 625,000 Class B Shares (the “Sponsor Forfeiture”). The Sponsor hereby represents and warrants to the Company that it possesses good and marketable title to such shares and shall deliver such shares free and clear of any liens, charges or other encumbrances.

2. Further Assurances. Subject to the terms and conditions of this Agreement, the Sponsor hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

3. Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

4. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications sent to the Company or the Sponsor shall be sent to: 2810 N. Church Street, Suite 94644, Wilmington, DE 19802-4447 Attn: Paul Roberts, email: paul@sig-hill.com, with a copy to the Company’s counsel at: Saul Ewing Arnstein & Lehr LLP, 161 North Clark Street. Suite 4200, Chicago, IL 60601, Attn: Marc J. Adesso, email: marc.adesso@saul.com.

5. Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6. Assignments. No Party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party.

7. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

8. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

9. Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

10. Jurisdiction. The Parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement, except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

11. Waiver of Jury Trial. The Parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

12. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Parties.

13. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

COMPANY:
SIGNAL HILL ACQUISITION CORP.

By:	/s/ Grainne Coen
Name:	Grainne Coen
Title:	Chief Financial Officer

SPONSOR:
SIGNAL HILL ACQUISITION SPONSOR, LLC

By:	/s/ Paul Roberts
Name:	Paul Roberts
Title:	Manager

[Signature Page to Forfeiture Agreement]